EXHIBIT 99.1

IMAC Holdings Reports 2019 Financial Results, Including 126% Growth of
Patient Services Revenue Compared to 2018

BRENTWOOD, Tenn., March 26, 2020 (GLOBE NEWSWIRE) — IMAC Holdings, Inc. (Nasdaq: IMAC) (“IMAC” or the “Company”), a provider of Innovative Medical Advancements and Care, specializing in regenerative rehabilitation orthopedic treatments without the use of surgery or opioids, today announces financial results for the year ending December 31, 2019.

Financial and Select Corporate Highlights from 2019 (all comparisons are with IMAC for the year ending December 31, 2018 unless otherwise indicated):

●	Net revenues were $15.1 million, compared with $6.7 million, a gain of 126%

●	Contractual Adjustments improved, dropping from 59% to 53% of gross charges

●	Net loss was $6.5 million or $0.84 per share, compared with a net loss of $3.0 million or $0.47 per share

●	Cash as of December 31, 2019 was $0.3 million, compared with $0.1 million as of December 31, 2018

●	IMAC initiated next phase of Brand Ambassador Program with opening of Mike Ditka Center in Arlington Heights, Ill.

●	Opened the Ozzie Smith IMAC Regeneration Center, in Springfield, Missouri, offering the company’s full suite of services including physical and occupational therapy, and the company’s signature regenerative rehabilitation medical treatments delivered by licensed medical practitioners.

●	The United States Department of Veterans’ Affairs named IMAC Holdings a Participant Provider in its Community Care Network for Tennessee, Kentucky, Illinois and Missouri

Additional Highlights Since the End of 2019:

●	IMAC launches new telehealth options to maintain consistent communications with active care patients choosing to “shelter in place.”

●	The company initiated new wellness maintenance programs on a subscription basis for all current and future visitors to its outpatient treatment centers.

●	The company further expanded geographic reach with its first clinic operation in Florida with the purchase of Chiropractic Health of Southwest Florida, Inc. in Bonita Springs.

●	The U.S. Department of Labor (DOL) has named IMAC Regeneration Centers as an approved provider of medical treatment, physical therapy and chiropractic services for their Office of Workers’ Compensation Programs (OWCP). The OWCP administers four major disability compensation programs that provide wage replacement benefits, medical treatment, vocational rehabilitation and other benefits to certain workers or their dependents who experience work-related injury or occupational disease.

●	IMAC appointed Gerald M. Hayden, Jr. to its Board of Directors.

“2019 was a banner year for IMAC as we flourished from accretive acquisition and same-store expansion, while increasing our service offerings and roster of Hall of Fame Brand Ambassadors. Throughout 2019, we accomplished the goals and milestones we set out to achieve, which established a strong foundation for our continued growth into 2020 and beyond,” said Jeff Ervin, IMAC CEO. “Completing our IPO in February allowed us to not only raise proceeds through the sale of equity, but also eliminate more than $7M of current liabilities. Additionally, we expanded our presence with a large acquisition in Illinois, widening our geographic footprint into major metropolitan communities. We also increased our presence among insured lives, including gaining certification as a U.S. Department of Veteran’s Affairs community care network provider.

“We are heartened by the commitment our patients have demonstrated, which led to our strong annual increases in patient traffic at our clinics. Visits to our clinics in 2019 increased 117% to 138,639 visits vs. 63,812 in 2018. We improved EBITDA margin from -34% to -25% year over year, with the fourth quarter EBITDA at -18%. We will continue to focus on this financial metric by executing cost synergies from acquired entities while expanding our reach to patients seeking alternatives to invasive medical procedures.

“Given the developments impacting our country with COVID-19, we recently introduced our advanced telemedicine therapeutic offering and are making contingency plans to help mitigate the impact of temporary disruptions to our business, including leveraging governmental programs designed to aid businesses during these unprecedented times. We are dedicated to providing the most beneficial forms of therapy in assisting patients address their needs to the fullest extent we are able.”

Results of Operations for the Twelve Months Ended December 31, 2019 Compared to the Twelve Months Ended December 31, 2018

Patient service revenues more than doubled year over year from 2018 to 2019, increasing from $6.7 million to $15.1 million. Operating expenses totaled $21.3 million during 2019, compared to $10.2 million for the year ended December 31, 2018. These included General and Administrative expenses, which were $5 million in 2019 compared with $3 million for the year 2018. Operating loss was a total of $6.1 million, compared to $3.5 million during the 2018, and net loss attributable to IMAC Holdings was $6.5 million during 2019, compared with a net loss attributable to IMAC Holdings of $3.0 million during the year ended December 31, 2018.

For the year ended December 31, 2019, the Company reported cash and cash equivalents of $0.3 million, compared with approximately $0.1 million as of December 31, 2018.

About IMAC Holdings, Inc.

IMAC Holdings was created in March 2015 to expand on the footprint of the original IMAC Regeneration Center, which opened in Kentucky in August 2000. IMAC Regeneration Centers combine life science advancements with traditional medical care for movement-restricting diseases and conditions. It owns or manages 14 outpatient clinics that provide regenerative, orthopedic and minimally invasive procedures and therapies. It has partnered with several active and former professional athletes, opening two Ozzie Smith IMAC Regeneration Centers, two David Price IMAC Regeneration Centers, one Tony Delk IMAC Regeneration Center, and three IMAC Regeneration Centers sponsored by Mike Ditka. IMAC’s outpatient medical clinics emphasize its focus around treating sports and orthopedic injuries without surgery or opioids.

Safe Harbor Statement

This press release contains forward-looking statements. These forward-looking statements, and terms such as “anticipate,” “expect,” “believe,” “may,” “will,” “should” or other comparable terms, are based largely on IMAC’s expectations and are subject to a number of risks and uncertainties, certain of which are beyond IMAC’s control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the skills and experience necessary to meet customers’ requirements, and its ability to protect its intellectual property. IMAC encourages you to review other factors that may affect its future results in its registration statement and in its other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact occur. More information about IMAC Holdings, Inc. is available at www.imacregeneration.com

IMAC Press Contact:

Laura Fristoe

lfristoe@imacrc.com

Investors:

Bret Shapiro

(516) 222-2560

brets@coreir.com

Financial Tables Follow

IMAC Holdings, Inc.

Consolidated Balance Sheet

December 31, 2019 and 2018

ASSETS
	December 31,	December 31,
	2019	2018

Current assets:
Cash	$373,689	$194,316
Accounts receivable, net	1,258,325	303,630
Deferred compensation	312,258	-
Other assets	633,303	170,163
Total current assets	2,577,575	668,109

Property and equipment, net	3,692,009	3,333,638

Other assets:
Goodwill	2,040,696	2,042,125
Intangible assets, net	7,169,072	4,257,434
Deferred IPO Costs	-	335,318
Deferred financing costs	170,274	-
Security deposits	549,563	438,163
Deferred compensation	499,488	-
Right of use asset	3,719,401	-
Total other assets	14,148,494	7,073,040

Total assets	$20,418,078	$11,074,787

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$2,909,666	$1,261,582
Acquisition liabilities	-	7,259,208
Patient deposits	189,691	454,380
Notes payable, current portion	1,422,554	4,459,302
Capital lease obligation, current portion	17,473	16,740
Line of credit	79,961	379,961
Liability to issue common stock, current portion	421,044	-
Operating lease	1,025,247	-
Total current liabilities	6,065,636	13,831,173

Long-term liabilities:
Notes payable, net of current portion	2,109,065	317,291
Capital Lease Obligation, net of current portion	66,565	84,038
Deferred Rent	-	197,991
Lease Incentive Obligation	-	576,454
Liability to issue common stock	578,866	-
Operating lease, net of current portion	3,660,654	-

Total liabilities	12,480,786	15,006,947

Stockholders’ equity (deficit):
Preferred stock - $0.001 par value, 5,000,000 authorized, nil issued and outstanding at December 31, 2019 and 2018	-	-
Common stock; $0.001 par value, 30,000,000 authorized, 8,913,258 and 6,582,737 shares issued and outstanding at December 31, 2019 and 2018, respectively	8,907	4,534
Additional paid-in capital	20,050,634	1,233,966
Accumulated deficit	(10,042,050)	(3,544,820)
Non-controlling interest	(2,080,199)	(1,625,840)
Total stockholders’ equity (deficit)	7,937,292	(3,932,160)

Total liabilities and stockholders’ equity	$20,418,078	$11,074,787

See notes to consolidated financial statements

IMAC Holdings, Inc.

Consolidated Statement of Operations

For the Years Ended December 31, 2019 and 2018

	Year Ended December 31,
	2019	2018

Patient revenues		$16,135,967
Contractual adjustments		(9,498,896)
Total patient revenue, net	15,100,708	6,637,071

Management fees	25,318	64,000
Total revenue	15,126,026	6,701,071

Operating expenses:
Patient expenses	2,540,323	933,907
Salaries and benefits	10,523,409	4,730,035
Share-based compensation	392,217	14,998
Advertising and marketing	1,238,352	859,191
General and administrative	5,064,437	3,063,270
Depreciation and amortization	1,552,919	651,066
Total operating expenses	21,311,657	10,252,467

Operating loss	(6,185,631)	(3,551,396)

Other income (expense):
Interest income	7,794	7,541
Other income (expenses)	(16,132)	18,356
Beneficial conversion interest expense	(639,159)	-
Gain on Sale of Assets	140,074	-
Interest expense	(258,535)	(153,824)
Total other expenses	(765,958)	(127,927)

Loss before equity in loss of non-consolidated affiliate	(6,951,589)	(3,679,323)

Equity in loss of non-consolidated affiliate	-	(105,550)

Net loss before income taxes	(6,951,589)	(3,784,873)

Income taxes	-	-

Net loss	(6,951,589)	(3,784,873)

Net loss attributable to the noncontrolling interest	454,359	731,130

Net loss attributable to IMAC Holdings, Inc.	$(6,497,230)	$(3,053,743)

Net loss per share attributable to common stockholders Basic and diluted	$(0.84)	$(0.47)

Weighted average common shares outstanding Basic and diluted	7,753,642	4,533,623

IMAC Holdings, Inc.

Statements of Cash Flows

For the Years Ended December 31, 2019 and 2018

	December 31
	2019	2018

Cash flows from operating activities:
Net loss	$(6,951,589)	$(3,784,873)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,552,919	651,067
Beneficial conversion interest expense	639,159	-
Share based compensation	392,217
Deferred rent	-	133,238
Equity in (earnings) loss of non-consolidated affiliate	-	(105,550)
(Increase) decrease in operating assets:
Accounts receivable, net	(412,805)	(170,235)
Due from related parties	-	(95,501)
Other assets	(271,654)	(70,038)
Security deposits	(111,400)	(410,335)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	1,359,099	1,204,417
Patient deposits	(264,689)	323,474
Lease incentive obligation	-	516,026
Net cash used in operating activities	(4,068,743)	(1,808,310)

Cash flows from investing activities:
Purchase of property and equipment	(1,200,216)	(1,579,842)
Cash paid for acquisistion	-	(23,931)
Proceeds from sale of fixed assets	147,096	-
Net cash used in investing activities	(1,053,120)	(1,603,773)

Cash flows from financing activities:
Proceeds from initial public offering, net of related fees	3,839,482	-
Proceeds from warrants exercised	357,345	-
Proceeds from issuance of common stock	1,311,697	-
Proceeds from notes payable	212,800	3,998,195
Payments on notes payable	(123,348)	(193,625)
Proceeds from line of credit	20,000	175,000
Payments on line of credit	(300,000)	(140,000)
Payments on capital lease obligation	(16,740)	(25,642)
Deferred IPO	-	(335,318)
Net cash provided by financing activities	5,301,236	3,478,610

Net increase in cash	179,373	66,527

Cash, beginning of year	194,316	127,788

Cash, end of year	$373,689	$194,315

Supplemental cash flow information:
Interest paid	$97,147	$153,824
Taxes paid	$18,533	$-

Non Cash Financing and Investing:
Business acquisition via stock issuance	$3,771,978	$7,139,397